UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2023

QUINCE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 1250 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	QNCX	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2023, Quince Therapeutics, Inc. (the “Company”) announced the departure of Karen Smith, M.D., Ph.D., the Company’s Chief Medical Officer, effective as of September 1, 2023 (the “Departure Date”). In connection with the transition and departure of Dr. Smith from the Company, the Company entered into a transition and separation agreement (the “Separation Agreement”) with Dr. Smith on August 4, 2023, under which Dr. Smith will continue to serve as an employee of the Company until the Departure Date and which provides for a release of claims against the Company and its affiliates.

In addition, subject to satisfaction of specified conditions, the Separation Agreement provides for (i) cash severance payments equal to 12 months of Dr. Smith’s base salary in effect as of the Departure Date, paid in accordance with the Company’s normal payroll practices on the Company’s regularly scheduled payroll dates commencing with the first regularly scheduled payroll date following the satisfaction of certain conditions (“Cash Severance”); (ii) an additional cash severance payment equal to 100% of Dr. Smith’s target annual bonus opportunity for 2023, prorated to the effective date of termination, and paid in a lump sum (“Bonus Severance”); (iii) an additional cash severance payment equal to 12 months’ of the monthly premiums that would be due for certain health care continuation benefits, paid in a lump sum (“Benefits Severance”); and (iv) 50% accelerated vesting with respect to Dr. Smith’s outstanding equity awards. Further, in the event the Company undergoes a change in control within three months after the Departure Date, subject to satisfaction of specified conditions, Dr. Smith would also be entitled to additional Cash Severance paid in a lump sum, additional Bonus Severance paid in a lump sum, additional Benefits Severance paid in a lump sum, and 100% accelerated vesting with respect to Dr. Smith’s outstanding equity awards.

The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2023	QUINCE THERAPEUTICS, INC.

	By:	/s/ Dirk Thye
Dirk Thye
Chief Executive Officer